Exhibit 23.1

[Letterhead of Pricewaterhouse Coopers LLP Boston]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146604) of Berkshire Hills Bancorp, Inc. of our report dated June 21, 2012 relating to the financial statements of the Berkshire Bank 401(k) Plan for the years ended December 31, 2011 and 2010, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

June 21, 2012